                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

--------------------------------------------------------------------------------

                           Health Fitness Corporation

--------------------------------------------------------------------------------

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                           HEALTH FITNESS CORPORATION
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------




         The Annual Meeting of Shareholders of Health Fitness Corporation will be held on May 13, 2002, at 3:30 p.m. CST, at the Company's corporate offices, 3500 West 80th Street, Bloomington, Minnesota, for the following purposes:

         1. To elect seven individuals to serve on the Board of Directors for a term of one year or until their successors are duly named.

         2. To approve a 300,000 share increase in the number of shares reserved for the Company's 1995 Employee Stock Purchase Plan.

         3. To approve the selection of Grant Thornton LLP as the Company's independent auditors for the current fiscal year.

         4. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

         Only shareholders of record at the close of business on March 25, 2002, are entitled to notice of and to vote at the meeting or any adjournment thereof.

         Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save the Company the expense of further requests for proxies.


                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      Jerry V. Noyce
                                      President and Chief Executive Officer

Bloomington, Minnesota
April 8, 2002

                           HEALTH FITNESS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 2002

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------


                                  INTRODUCTION

         Your Proxy is solicited by the Board of Directors of Health Fitness Corporation ("the Company") for the Annual Meeting of Shareholders to be held on May 13, 2002, at the location and for the purposes set forth in the notice of meeting, and at any adjournment thereof.

         The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

         The mailing address of the principal executive office of the Company is 3500 West 80th Street, Suite 130, Bloomington, Minnesota 55431. The Company expects that this Proxy Statement, the related proxy and notice of meeting will first be mailed to shareholders on or about April 8, 2002.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed March 25, 2002, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 25, 2002, 12,265,250 shares of the Company's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

               PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

         The following table sets forth the number of shares of Common Stock beneficially owned as of March 25, 2002, by persons known to the Company to be beneficial owners of more than 5% of the Company's Common Stock, by each executive officer of the Company named in the Summary Compensation table, by each current director and nominee for director of the Company and by all current directors and executive officers as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated. Officers and directors can be reached at the Company's principal executive office.

             NAME AND ADDRESS OF                        NUMBER OF SHARES
              BENEFICIAL OWNER                         BENEFICIALLY OWNED                 PERCENT OF CLASS (1)
           ----------------------                      ------------------                 ----------------
Perkins Capital Management, Inc.                         1,086,750 (2)                            8.9%
730 East Lake Street
Wayzata, MN  55391

Charles E. Bidwell                                       1,072,973 (3)                            8.7%
3535 Kilkenny Lane
Hamel, MN  55340

Wells Fargo & Company                                      985,473 (4)                            8.0%
420 Montgomery Street
San Francisco, CA 94104

Jeanne C. Crawford                                         226,886 (5)                            1.8%

James A. Bernards                                          184,000 (6)                            1.5%

Mark W. Sheffert                                           144,000 (7)                            1.2%

James A. Narum                                              79,095 (8)                              *

Jerry V. Noyce                                              80,000 (9)                              *

K. James Ehlen, M.D.                                        44,000 (10)                             *

John C. Penn                                                44,000 (10)                             *

Wesley W. Winnekins                                         33,500 (9)                              *

Linda Hall Whitman                                          44,000 (10)                             *

Rodney A. Young                                             44,000 (10)                             *

All current directors and current executive                923,481 (11)                           7.2%
officers as a group (10 persons)

------------------------

*        Less than 1%

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of March 25, 2002, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2) In its most recent Schedule 13G/A filing with the Securities and Exchange Commission on January 29, 2002, Perkins Capital Management, Inc. represents it has sole voting power over 757,800 of such shares and sole dispositive power over all such shares.

(3) Includes 132,500 shares which may be purchased upon exercise of options and warrants which are exercisable as of March 25, 2002 or within 60 days of such date.

(4) In its most recent Schedule 13G/A filing with the Securities and Exchange Commission on February 14, 2002, Wells Fargo & Company represents it has sole voting power over all of such shares and sole dispositive power over 944,473 of such shares.

(5) Includes 39,000 shares and currently exercisable options and warrants to purchase 135,216 shares held by Ms. Crawford's spouse.

(6) Includes 100,000 shares held by Brightstone Capital, Ltd., an investment firm controlled by Mr. Bernards and David Dalvey, 10,000 shares held by an employee benefit plan over which Mr. Bernards has shared voting and investment power, and 74,000 shares which may be purchased upon exercise of options that are exercisable by Mr. Bernards as of March 25, 2002 or within 60 days of such date. Does not contain Company shares or warrants held by any investment funds managed by Messrs. Bernards and Dalvey. Pursuant to written agreement between Mr. Bernards and Mr. Dalvey, Mr. Bernards has no voting or investment power over any of such securities.

(7) Includes currently exercisable option to purchase 24,000 shares and currently exercisable warrant to purchase 100,000 shares held by Manchester Companies, Inc. ("Manchester"). As President, Chief Executive Officer and controlling shareholder of Manchester, Mr. Sheffert may be deemed to share dispositive power over the shares underlying such Warrant.

(8) Includes 60,000 shares which may be purchased upon exercise of options that are exercisable as of March 25, 2002 or within 60 days of such date.

(9) Such shares are not outstanding but may be purchased upon exercise of options that are exercisable as of March 25, 2002 or within 60 days of such date.

(10) Includes 24,000 shares which may be purchased upon exercise of options that are exercisable as of March 25, 2002 or within 60 days of such date.

(11) Includes 602,716 shares which may be purchased upon exercise of options and warrants that are exercisable as of March 25, 2002 or within 60 days of such date.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL #1)

GENERAL INFORMATION

         The Board of Directors has fixed the number of directors for the ensuing year at seven and has nominated the seven current members of the Board to be elected at the Annual Meeting. Under applicable Minnesota law, the election of each nominee requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

         In the absence of other instructions, each proxy will be voted for each of the nominees listed below. If elected, each nominee will serve until the next annual meeting of shareholders and until his or her successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.

         The names and ages of all of the director nominees and the positions held by each with the Company are as follows:

                             NAME                           AGE                           POSITION
                             ----                           ---                           --------
         James A. Bernards                                  55                            Chairman
         K. James Ehlen, M.D.                               57                            Director
         Jerry V. Noyce                                     57                  President, CEO and Director
         John C. Penn                                       62                            Director
         Mark W. Sheffert                                   54                            Director
         Linda Hall Whitman                                 53                            Director
         Rodney A. Young                                    47                            Director

         JAMES A. BERNARDS, a director of the Company from 1993 to June 1998, since March 1999 and Chairman of the Board since April 1999, has been President of Brightstone Capital, LLC, a venture capital firm, since 1985 and President of Facilitation Incorporated, a strategic planning firm he founded in July 1993. Prior to that time he was President of Stirtz Bernards & Co., a CPA firm he founded and with which he had been a partner for more than 12 years. Mr. Bernards is also a director of FSI International, Inc., August Technology Corporation and Entegris, Inc.

         K. JAMES EHLEN, M.D., a director of the Company since April 2001, has been Chief of Clinical Leadership for Humana Inc., a health services company, since February 2001. He was Executive Leader of Health Care Practice for Halleland Health Consulting, a Minneapolis-based health consulting firm, from May 2000 to February 2001, and was a self-employed health care consultant from June 1999 to May 2000. From October 1988 to June 1999, Dr. Ehlen served as Chief Executive Officer of Allina Health System, a four state integrated health care organization. Dr. Ehlen is a director of Augustine Medical, Inc.

         JERRY V. NOYCE has been President and Chief Executive Officer of the Company since November 2000 and a director since February 2001. From October 1973 to March 1997 he was Chief Executive Officer and Executive Vice President of Northwest Racquet, Swim & Health Clubs. From March 1997 to November 1999 Mr. Noyce served as Regional Chief Executive Officer of CSI/Wellbridge Company, the successor to Northwest Racquet, where he was responsible for all operations at the Norwest Clubs and the Flagship Athletic Club. Mr. Noyce continues to provide consulting services to CSI/Wellbridge.

         JOHN C. PENN, a director of the Company since April 2001, is Vice Chairman and Chief Executive Officer of Satellite Companies, a family-owned group of three companies engaged in the manufacture and international sales of portable restroom equipment, distribution and rental of relocateable buildings, and sales and maintenance of private aircraft. He served for 21 years as an outside board member of those companies before joining them as an employee in 1998. For 25 years prior to joining Satellite Companies, Mr. Penn served as chief executive officer of several companies in the manufacturing and medical industries, including Centers for Diagnostic Imaging, Benson Optical and Arctic Enterprises. Mr. Penn is also a director of Angeion Corporation.

         MARK W. SHEFFERT, a director of the Company since January 2001, has been in the financial services industry for 30 years and is currently Chairman and Chief Executive Officer of Manchester Companies, Inc., a financial and business advisory firm that he founded in December 1989. Prior to founding Manchester, Mr. Sheffert held executive officer positions with First Bank System (now US Bank Corp.), including the position of President of First Bank System. Before joining First Bank, he was Chief Operating Officer and Director of North Central Insurance Company. Mr. Sheffert is also a director of Angeion Corporation.

         LINDA HALL WHITMAN, a director of the Company since April 2001, was President of Ceridian Performance Partners, Ceridian Corporation (an information services company), from 1996 through December 2000, and Vice President, Business Integration, at Ceridian from 1995 to 1996. From 1980 to 1995 she served in various management and executive positions with Honeywell, Inc., including Vice President, Consumer Business Group, from 1993 to 1995. Ms. Whitman is also a director of MTS Systems Corporation and the Ninth District Federal Reserve Bank Board.

         RODNEY A. YOUNG, a director of the Company since April 2001, has been Chief Executive Officer, President and a director of LecTec Corporation, a developer, manufacturer and marketer of healthcare consumer and over-the-counter pharmaceutical products, since August 1996 and Chairman of the Board of LecTec since November 1996. Prior to assuming the leadership role with LecTec, Mr. Young served Baxter International, Inc. for five years in various management roles, most recently as Vice President and General Manager of the Specialized Distribution Division. Mr. Young also serves as a director of Possis Medical, Inc., and Delta Dental Plan of Minnesota, as well as the University of Minnesota Science Undergraduate Advisory Board.

         There are no arrangements or understandings between any of the directors or any other person (other than arrangements or understandings with directors acting as such) pursuant to which any person was selected as a director or nominee of the Company. There are no family relationships among the Company's directors.

COMMITTEE AND BOARD MEETINGS

         The Company's Board of Directors has three standing committees, the Audit Committee, Compensation Committee, and Finance Committee. The Audit Committee, which consists of John C. Penn (Chair), K. James Ehlen and Mark W. Sheffert, is charged with responsibility for reviewing the Company's external and internal auditing system, monitoring accounting and financial reporting practices, determining the adequacy of administrative and internal accounting controls, monitoring compliance with the Company's prescribed procedures and reviewing publicly disseminated financial information. The Audit Committee functions include supervision of the independent auditors, including recommendation of the engagement or discharge of such auditors, and review with the independent auditors of the audit plan and results of the auditing engagement. The Audit Committee met four times during fiscal 2001.

         The Compensation Committee, which consists of Linda Hall Whitman (Chair), James A. Bernards and Rodney A. Young, is charged with oversight responsibility for management's performance and the adequacy and effectiveness of compensation and benefit plans. In addition, the Compensation Committee makes recommendations to the Board of Directors regarding remuneration arrangements for senior management, and adoption of employee compensation and benefit plans. The Compensation Committee met four times during fiscal 2001.

         The Finance Committee, which consists of James Bernards and Mark Sheffert, was formed in January, 2002, and is charged with exploring opportunities for strategic acquisitions and the methods that might be available for financing such opportunities.

         The directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal Board action by written consent of a majority of all directors, in accordance with the Company's Articles of Incorporation and Minnesota law, rather than hold formal meetings. During fiscal 2001, the Board of Directors held seven formal meetings. Each incumbent director attended 75% or more of the total number of meetings held during the period(s) for which he or she has been a director or served on committee(s) of the Board and of committee(s) of which he or she was a member.

DIRECTORS FEES

         During fiscal 2001 the Board implemented a compensation plan for outside directors pursuant to which directors who are not employees of the Company receive a fee of $1,000 for each Board meeting attended and are reimbursed for out-of-town travel expenses incurred to attend Board meetings. Under the plan, each non-employee director also receives (i) a fully vested grant of 20,000 shares of Common Stock upon first election to the Board and (ii) a six-year option to purchase 12,000 shares of Common Stock upon first election to the Board and annually thereafter. Each such option is granted at the fair market value of the Company's Common Stock on the date of grant and is fully exercisable on the date of grant. In accordance with such plan, as of May 8, 2001, Directors Bernards, Ehlen, Penn, Sheffert, Whitman and Young each received an option to purchase 12,000 shares at an exercise price of $0.65 per share, and as of July 2, 2001, Directors Ehlen, Penn, Sheffert, Whitman and Young each received a stock grant of 20,000 shares.

                             AUDIT COMMITTEE REPORT

         The Board of Directors maintains an Audit Committee currently comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

         In accordance with its written charter adopted by the Board of Directors (set forth in Appendix A to the proxy statement for the Company's 2001 annual meeting of shareholders), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

         (1) reviewed and discussed the audited financial statements with management and auditors;

         (2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees;

         (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1 (Independent Discussions with Audit Committees), and discussed with the Company's independent auditors their independence.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission.

                         MEMBERS OF THE AUDIT COMMITTEE:
                               John C. Penn (Chair)
                               K. James Ehlen
                               Mark W. Sheffert


                              CERTAIN TRANSACTIONS

         On April 8, 1999, the Company retained Manchester Business Services, Inc., a Minneapolis-based multi-disciplinary professional services firm ("Manchester") which provides investment banking, finance, turnaround and management advisory services to small and middle market companies. Mark W. Sheffert, a director of the Company, is Chairman, Chief Executive Officer and a controlling shareholder of Manchester. Manchester's contract expired on December 31, 2000, and thereafter Manchester continued to provide consulting and strategic planning services on an as-needed basis through April 2001, for which it was paid $50,000. In July 2000, in consideration of providing services to secure the Company's bank financing, the Company agreed to pay Manchester $100,000 and issued Manchester a five-year Warrant to purchase 100,000 shares at an exercise price of $0.2969 per share. During fiscal 2001, the Company paid Manchester fees in the total amount of $62,500.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Commencing in June 2001, the Compensation Committee of the Board of Directors has been composed of outside directors Linda Hall Whitman, James A. Bernards and Rodney
A. Young. None of such members of the Committee is or ever has been an employee or officer of the Company and none of such persons is affiliated with any entity other than the Company with which an executive officer of the Company is affiliated. Mr. Noyce, the Company's President and CEO, served on the Compensation Committee during the period from January 19 to June 15, 2001; however, during this period the Compensation Committee limited its activities to review and recommendation of a compensation package for the Company's directors and did not undertake to review or make recommendations regarding CEO compensation.

         OVERVIEW AND PHILOSOPHY. In accordance with the Compensation Committee Charter (appended to this Proxy Report as Appendix A), the Compensation Committee (i) develops procedures and policies for compensating directors; (ii) reviews the Company's procedures, processes and policies used to compensate the Company's CEO and principal executives (Chief Financial Officer, Senior Vice President of Operations, Senior Vice President of Corporate Business Development, Vice President of Marketing, and Vice President of Human Resources); (iii) reviews the performance evaluation procedures for the CEO and principal executives; (iv) recommends compensation plans for the CEO to the Board and approves compensation plans for the principal executives. During fiscal 2000, the Company's CEO and CFO were compensated primarily through a Management Agreement between the Company and Manchester Business Services. However, the Company retained Jerry Noyce as its CEO in November, 2000, and Wes Winnekins as its CFO in February, 2001, and the Compensation Committee has now developed executive compensation programs designed to attract and retain qualified executives and to motivate them to maximize shareholder investment by achieving Company goals. There are three basic components to the Company's executive compensation program: base pay, annual incentive bonus, and long-term, equity-based incentive compensation in the form of stock options. Each component is established in light of individual and Company performance, comparable compensation programs in the Minneapolis/Saint Paul metropolitan area, equity among employees and cost effectiveness.

         BASE PAY. Base pay is designed to be competitive, although conservative, as compared to salary levels for equivalent positions at comparable companies in the Minneapolis/Saint Paul metropolitan area. The executive's actual salary within this competitive framework depends on the individual's performance, responsibilities, experience, leadership and potential future contribution. The base pay of the CEO and CFO are currently set by their employment agreements (See "Employment Agreements" below), with increases for the CEO determined by the Board upon recommendation of the Compensation Committee and increases for the CFO determined by the CEO and the Compensation Committee.

         ANNUAL INCENTIVE BONUS. In addition to base pay, the CEO and other principal executives may be eligible to receive an annual cash bonus based on criteria determined by the Board of Directors for the CEO and for other principal executives by the CEO and Compensation Committee. Bonus eligibility may range from 10% to 60% of base pay.

         LONG-TERM, EQUITY-BASED INCENTIVE COMPENSATION. The long-term, equity-based compensation program is tied directly to shareholder return. Under the current program, long-term incentive compensation consists of stock options that generally do not fully vest until after four years. Stock options are awarded with an exercise price equal to the fair market value of the Company's common shares on the date of grant. Accordingly, the executive is rewarded only if the shareholders receive the benefit of appreciation in the price of the Common Stock.

         Because long-term options vest over time, the Company periodically (generally once each year) grants new options to provide continuing incentives for future performance. The size of the previous grants and the number of options held are considered by the Compensation Committee, but are not entirely determinative of future grants. Each executive's annual grants are based upon the individual's performance, responsibilities, experience, leadership and potential future contribution and any other factors deemed relevant by the Committee. Stock option grants for the CEO and CFO are made by the Board of Directors upon recommendation of the Compensation Committee. Stock option grants for other principal executives are made by the CEO and Compensation Committee, including grants from a stock option pool subject to the discretion of the CEO within certain parameters.

         Stock options are designed to align the interests of the Company's executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and the shareholders' investment. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the executive to remain with the Company.

         GENERAL. The Company also provides medical and insurance benefits to its executive officers, which are generally available to all Company employees. The Company has a 401(k) plan in which all qualified employees, including the executive officers, are eligible to participate. During 2001, the Company made aggregate matching contributions of $122,000 to plans qualified under IRC
Section 401(k).

         ANNUAL REVIEWS. Each year the Compensation Committee reviews its executive compensation polices and programs and determines what changes, if any, are appropriate for the following year. In addition, the Committee and Board of Directors reviews the individual performance of the CEO.

         COMPENSATION IN 2001. In November 2000, the Company entered into an Employment Agreement with Jerry Noyce, the Company's new Chief Executive Officer, and in February, 2001, the Company entered into an Employment Agreement with Wes Winnekins, the Company's new Chief Financial Officer. See "Employment Agreements" below. During 2001, the Company paid a $30,000 cash bonus to James Narum, the Company's Senior Vice President of Corporate Business Development, in connection with an employment retention provision contained within Mr. Narum's employment agreement. No other cash bonuses were paid to the CEO or other principal executives in 2001. However, on August of 2001, the CEO and CFO were awarded stock option bonuses of 15,000 shares and 10,000 shares, respectively, based on the Company's year-to-date performance. At the same time, the CEO and CFO were given the opportunity to earn additional stock options based on the Company's performance through December 31, 2001, as a result of which the CEO and CFO earned options for an additional 15,000 shares and 7,500 shares, respectively. All of such options were granted at fair market value as of August 1, 2001 and vested immediately or when earned.

         CHIEF EXECUTIVE OFFICER COMPENSATION. Jerry Noyce was employed as the Company's Chief Executive Officer in November, 2000 pursuant to a written Employment Agreement. See "Employment Agreements." During 2001, the Board of Directors approved the recommendation of the Compensation Committee to grant Mr. Noyce immediately vested options to purchase 15,000 shares of the Company's common stock, with an exercise price equal to fair market value as of the date of grant. At the same time, the Board of Directors also implemented a stock option bonus program that gave Mr. Noyce the opportunity to receive additional immediately vested options based upon the Company's achievement of certain performance targets as of December 31, 2001. Mr. Noyce received 15,000 options as a result of the performance targets achieved by the Company pursuant to such plan.

         At its meeting in December, 2001, the Board of Directors approved the recommendation of the Compensation Committee to adopt a bonus program for Mr. Noyce for FY 2002 pursuant to which Mr. Noyce has the opportunity to earn a bonus of between 5% and 40% of his base pay based upon achievement of certain revenue targets and a bonus of between 5% and 20% of base pay based upon achievement of certain EBITDA targets.

                     MEMBERS OF THE COMPENSATION COMMITTEE:
                           Linda Hall Whitman (Chair)
                                James A. Bernards
                                 Rodney A. Young

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the person serving as Chief Executive Officer during fiscal 2001 and to the Company's most highly compensated executive officers who received compensation in excess of $100,000 during fiscal 2001 (such individuals referred to as the "named executive officers").

                                                                                        Long Term Compensation
                                                                                        ----------------------
                                                   Annual Compensation                    Awards             Payouts
                                                   -------------------                    ------             -------
                                                                                  Restricted    Securities     LTIP     All Other
   Name and Principal         Fiscal                                                Stock      Underlying    Payouts  Compensation
        Position               Year       Salary ($)     Bonus ($)    Other ($)   Awards ($)     Options       ($)         ($)
        ---------              ----       ----------     ---------    ---------   ----------     -------     -------     -------
Jerry V. Noyce,                 2001        230,000             --       8,000(3)        --         30,000     --            --
President and Chief             2000         15,538             --       7,272                     250,000     --            --
Executive Officer (1)

James A. Narum,                 2001        114,999         30,000          --           --             --     --            --
Corporate Vice President        2000        110,770         20,000          --           --         60,000     --            --
of Operations                   1999         96,614             --          --           --             --     --            --

Wesley W. Winnekins,            2001        105,489             --          --           --         97,500     --            --
Chief Financial Officer(2)                                                                                     --            --


Jeanne C. Crawford, Vice        2001        106,924             --          --           --         40,000     --            --
President Human
Resources (2)

----------

(1)      Mr. Noyce began employment with the Company during fiscal 2000.

(2)      Such persons first became executive officers during fiscal 2001.

(3) Amount represents payments for a car allowance and country club membership. See "Employment Agreements -- Jerry V. Noyce."

EMPLOYMENT AGREEMENTS

         JERRY V. NOYCE. In November 2000, the Company entered into an employment agreement with Jerry V. Noyce pursuant to which Mr. Noyce will serve as the Company's President and Chief Executive Officer at an annual base salary of $230,000, subject to future increases as determined by the Board of Directors. Mr. Noyce is also eligible to earn an annual bonus based on criteria to be set by the Board. Mr. Noyce will also receive normal and customary employee benefits and fringe benefits, including a $500 per month car allowance and country club membership. The agreement may be terminated by either party upon written notice to the other party. If Mr. Noyce is terminated without "cause," he will continue to receive his base salary for a period of 12 months following such termination. If the agreement is terminated by the Company because of a change of control, Mr. Noyce will receive his base salary for a period of 24 months following termination. If Mr. Noyce resigns as a result of a change of control because he will not be named chief executive officer of the new controlling entity, he will receive his base salary for a period of 12 months following termination.

         JAMES V. NARUM. The Company has a five-year employment agreement with James V. Narum, effective April 21, 1995, as amended (the "Agreement"), which will automatically extend for additional one-year terms unless either party gives written notice of termination. Pursuant to the Agreement, Mr. Narum serves as the Company's Senior Vice President of Corporate Business Development at a minimum base salary of $115,000. Mr. Narum is eligible to earn a sales commissions of 3%, as well as an annual bonus of up to 15% of his annual base salary if the Company achieves certain annual sales targets. Mr. Narum receives normal and customary employee fringe benefits. In the event Mr. Narum's employment is terminated in the event of a change of control where Mr. Narum is not offered comparable employment with the new entity, he will be entitled to receive six months base salary, certain COBRA payments, and up to $5,000 of outplacement fees.

         WESLEY W. WINNEKINS. The Company has an employment agreement with Wesley W. Winnekins, effective February 9, 2001, which continues for an indefinite term until terminated in accordance with the agreement. Pursuant to the Agreement, Mr. Winnekins will serve as Chief Financial Officer at an annual base salary of $120,000 subject to future increases as determined by the Board of Directors. Mr. Winnekins is also eligible to earn an annual bonus based on criteria to be set by the Board. The agreement may be terminated by either party upon written notice to the other party. If Mr. Winnekins is terminated without "cause," he will continue to receive his base salary for a period of three months following such termination.

OPTION GRANTS DURING FISCAL YEAR 2001

         The following table sets forth information regarding stock options granted to the named executive officers during the fiscal year ended December 31, 2001. The Company has not granted stock appreciation rights:


                                                                                             POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                               NUMBER OF       % OF TOTAL                                   ANNUAL RATES OF STOCK
                              SECURITIES         OPTIONS        EXERCISE                    PRICE APPRECIATION FOR
                              UNDERLYING       GRANTED TO      PRICE PER                          OPTION TERM
                                OPTIONS       EMPLOYEES IN       SHARE       EXPIRATION     ----------------------
           NAME               GRANTED (#)      FISCAL YEAR       ($/SH)         DATE          5%($)         10%($)
         --------           ---------------   -------------    ----------    ----------     ---------     --------
Jerry V. Noyce                15,000 (1)           4%             .95          8/1/11         8,962         22,711
                              15,000 (2)           4%             .95          8/1/11         8,962         22,711
James A. Narum                     0               N/A            N/A           N/A            N/A           N/A
Wesley W. Winnekins           80,000 (3)           21%           .6875         2/9/07        18,705         42,436
                              10,000 (1)           3%             .95          8/1/11         5,974         15,141
                               7,500 (2)           2%             .95          8/1/11         4,481         11,355
Jeanne C. Crawford            40,000 (4)           10%            .55         12/13/07        7,482         16,974

------------------------

(1)      Exercisable in full on August 1, 2001.

(2)      Exercisable in full on December 31, 2001.

(3) Exercisable in annual increments of 16,000 shares each, commencing February 9, 2002.

(4) Exercisable in annual increments of 10,000 shares each, commencing December 13, 2002.


AGGREGATED OPTION EXERCISES DURING FISCAL YEAR 2001 AND FISCAL YEAR END OPTION VALUES

         The following table provides information related to the number of options exercised during the last fiscal year and the number and value of options held at fiscal year end by the named executive officers.

                                SHARES                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                               ACQUIRED                    UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                              ON EXERCISE      VALUE         OPTIONS AT 12/31/01            12/31/01(1)
       NAME                       (#)        REALIZED    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
       ----                   -----------    --------    -------------------------   -------------------------
Jerry V. Noyce                    --            --            80,000 / 200,000            $11,155 / $44,620
James A. Narum                    --            --               60,000 / 0                  $12,600 / $0
Wesley W. Winnekins               --            --             17,500 / 80,000                 $0 / $0
Jeanne C. Crawford                --            --               0 / 40,000                    $0 / $0

------------------------

(1) Value of exercisable/unexercisable in-the-money options is equal to the difference between the market price of the Common Stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing price as of December 31, 2001 on the OTC Bulletin Board was $0.52.

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock from December 31, 1996 through December 31, 2001, with the cumulative total return of the S&P 500 Index and the Service (Commercial and Consumer)-500 Index. The comparison assumes $100 was invested on December 31, 1996, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                           TOTAL SHAREHOLDER RETURNS

                              [PERFORMANCE GRAPH]

                                                  BASE                              INDEXED RETURNS
                                                 PERIOD                              YEARS ENDING

COMPANY / INDEX                                  DEC-96         DEC-97      DEC-98       DEC-99      DEC-00      DEC-01
------------------------------------------------------------------------------------------------------------------------
HEALTH FITNESS CORP                               100            52.07       21.88        16.67       11.00       17.33
S&P 500 INDEX                                     100           133.36      171.48       207.56      188.66      166.24
SERVICE (COMML&CONSUMER)-500                      100           137.21      112.55       107.24       69.07       94.43

                         INCREASE IN SHARES RESERVED FOR
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                                  (PROPOSAL #2)

GENERAL

         The Company has in effect a 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Board of Directors has recommended an increase in the number of shares of the Company's Common Stock reserved for issuance under the Stock Purchase Plan from 400,000 to 700,000 shares. A general description of the basic features of the Stock Purchase Plan is presented below, but such description is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which may be obtained without charge upon written request to the Company's Chief Financial Officer.

DESCRIPTION OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN

         Purpose. The purpose of the Stock Purchase Plan is to encourage stock ownership by employees of the Company and its subsidiaries and in so doing to provide an incentive to remain in the Company's employ, to improve operations, to increase profits and to contribute more significantly to the Company's success.

         Eligibility. The Stock Purchase Plan permits employees to purchase stock of the Company at a favorable price and possibly with favorable tax consequences to the employees. Generally speaking, all full-time and part-time employees (including officers) of the Company (or those subsidiaries authorized by the Board from time to time (a "designated subsidiary")) who (i) are regularly scheduled to work 20 or more hours per week, (ii) who have been employed by the Company or designated subsidiary for at least 30 days prior to the commencement date of a phase, and (iii) who are not classified as an on-call or temporary employee in the Company's payroll system are eligible to participate in any of the phases of the Stock Purchase Plan. However, any employee who would own (as determined under the Internal Revenue Code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of the stock of the Company cannot purchase stock through the Stock Purchase Plan. As of March 29, 2002, the Company had approximately 590 full-time and part-time employees eligible to participate.

         Administration; Term. The Stock Purchase Plan is administered by the Board of Directors or a Committee appointed by the Board. The Stock Purchase Plan gives broad powers to the Board or Committee to administer and interpret the Stock Purchase Plan. The Stock Purchase Plan will terminate on May 4, 2005.

         Options. The Stock Purchase Plan is carried out in phases of six months each, commencing on January 1 and July 1 of each year. Before the commencement date of the phase, each participating employee must elect to have a certain percentage of his or her compensation deducted during each pay period in such phase; provided, however, that the payroll deductions during a phase may not exceed 10% of the participant's compensation or such other maximum percentage established by the Board or Committee. An employee may not increase or decrease his or her payroll deduction percentage during a phase. An employee may request a withdrawal of all accumulated payroll deductions at any time during the phase. Based on the amount of accumulated payroll deductions made at the end of the phase, shares will be purchased for each employee at the termination date of such phase (generally six months after the commencement date). The purchase price to be paid by the employees will be the lower of: (i) 90% of the fair market value on the commencement date of the phase; or (ii) 90% of the fair market value on the termination date of the phase. The closing price of one share of the Company's Common Stock on March 25, 2002, was $0.46 per share. As required by tax law, an employee may not, during any calendar year, receive options under the Stock Purchase Plan for shares which have a total fair market value in excess of $25,000 determined at the time such options are granted. Any amount not used to purchase shares will be returned to the participant at the end of the phase. No interest is paid by the Company on funds withheld and used to purchase shares, and such funds are used by the Company for general operating purposes. If the employee dies or terminates employment for any reason before the end of the phase, the employee's payroll deductions will be refunded, without interest, as soon as practicable after such termination.

         Amendment. The Board of Directors may, from time to time, revise or amend the Stock Purchase Plan as the Board may deem proper and in the best interest of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code (the "Code"); provided, that no such revision or amendment may (i) increase the total number of shares available for issuance under the Stock Purchase Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (ii) modify requirements as to eligibility for participation in the Stock Purchase Plan, or (iii) materially increase the benefits accruing to participants under the Stock Purchase Plan, without prior approval of the Company's shareholders if that approval is required for compliance with Code Section 423 or other applicable laws and regulations.

         Federal Income Tax Consequences of the Stock Purchase Plan. Options granted under the Stock Purchase Plan are intended to qualify for favorable tax treatment to the employees under Code Sections 421 and 423. Employee contributions are made on an after-tax basis. Under current federal income tax provisions, no income is taxable to the optionee upon the grant or exercise of an option. For tax purposes, the date of grant of the option is the commencement date of the applicable phase. In addition, certain favorable tax consequences may be available to the employee if shares purchased pursuant to the Stock Purchase Plan are not disposed of by the employee within two years after the date the option was granted nor within one year after the date of transfer of purchased shares to the employee. The Company generally will not receive an income tax deduction upon either the grant or exercise of the option unless the employee disposes of the shares before the end of the two-year/one-year holding periods described above.

         Plan Benefits. The table below shows the total number of shares that have been purchased by the following individuals and groups under the Stock Purchase Plan as of March 29, 2002:

                                                                                Total Number of
         Name and Position/Group                                                Shares Received
         -----------------------                                                ---------------
         Jerry V. Noyce, President and CEO                                              --
         James A. Narum, Corporate Vice President of Operations/
                  Corporate Health and Fitness Division                                629
         Wesley W. Winnekins, CFO                                                       --
         Jeanne C. Crawford, Vice President Human Resources                             --
         Current Executive Officer Group                                               629
         Current Non-executive Officer Director Group                                   --
         Current Non-executive Officer Employee Group                               68,297

         Because participation in the Stock Purchase Plan is voluntary, the future benefits that may be received by participating individuals or groups under the Stock Purchase Plan cannot be determined at this time.

VOTE REQUIRED

         Because of the employees' positive response to the 1995 Employee Stock Purchase Plan, the Board of Directors recommends that the shareholders approve the 300,000 share increase in the number of shares reserved for the Plan. Approval of the increase requires the affirmative vote of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.


                        APPROVAL OF SELECTION OF AUDITORS
                                  (PROPOSAL #3)

         Grant Thornton LLP acted as the Company's independent auditors for the fiscal year ended December 31, 2001, and has been selected to act as the Company's auditors for fiscal 2002. Although it is not required to do so, the Board wishes to submit the selection of Grant Thornton LLP to the shareholders for approval. In the event the shareholders do not approve such selection, the Board will reconsider its selection. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         AUDIT FEES. The aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with the audit of the Company's annual financial statements, reviews of the quarterly financial statements included in the Company's Forms 10-Q for fiscal 2001, and other accounting issues were $48,486.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Grant Thornton LLP did not bill any fees nor provide services to the Company during fiscal 2001 for financial information systems design and implementation.

         ALL OTHER FEES. The aggregate fees billed by Grant Thornton LLP for all other non-audit services rendered to the Company during fiscal 2001, including fees for tax return preparation, tax-related consulting services, employee benefit plan audit, and other consulting fees were $48,653.

         The amounts shown above include out-of-pocket expenses incurred by Grant Thornton in connection with the provision of such services. The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Grant Thornton LLP's independence and has determined that such services have not adversely affected Grant Thornton LLP's independence.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders ("Insiders") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to Insiders were complied with.

                                 OTHER BUSINESS

         Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the annual meeting in calendar year 2003 must be received by the Company by December 25, 2002, to be includable in the Company's proxy statement and related proxy for the 2003 annual meeting.

         Also, if a shareholder proposal intended to be presented at the 2003 annual meeting but not included in the Company's proxy statement and proxy is received by the Company after March 10, 2003, then management named in the Company's proxy form for the 2003 annual meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's materials.

                                    FORM 10-K

         A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO MR. WESLEY W. WINNEKINS, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.


Dated:  April 8, 2002
        Bloomington, Minnesota

                           HEALTH FITNESS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                       (AS AMENDED THROUGH MARCH 31, 2002)


         The following constitutes the provisions of the Health Fitness Corporation Employee Stock Purchase Plan (the "Plan") sponsored by Health Fitness Corporation (the "Company"), as amended from time to time.

         1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Code Section 423.

         2. DEFINITIONS.

                  2.1 "ADMINISTRATOR" means the Board of Directors or such Committee appointed by the Board of Directors to administer the Plan. The Board or the Committee may, in its sole discretion, authorize the officers of the Corporation to carry out the day-to-day operation of the Plan. In its sole discretion, the Board may take such actions as may be taken by the Administrator, in addition to those powers expressly reserved to the Board under this Plan.

                  2.2 "BOARD" means the Board of Directors of the Company.

                  2.3 "COMMON STOCK" means the Common Stock, $.01 par value, of the Company.

                  2.4 "COMPENSATION" means gross pay, including all other amounts such as amounts attributable to overtime, shift premium, incentive compensation, bonuses and commissions (except to the extent that the exclusion of any such item is specifically directed by the Board or the Committee, in a manner consistent with the requirements of Code Section 423).

                  2.5 "DESIGNATED SUBSIDIARIES" means those Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  2.6 "EMPLOYEE" means any person, including an officer, who is employed by the Company or one of its Designated Subsidiaries.

                  2.7 "OFFERING DATE" means the first day of each Offering
Period.

                  2.8 "OFFERING PERIOD" means the period beginning on the date that the option is granted and ending on the date that the option is exercised, as set forth in Paragraph 4.

                  2.9 "SUBSIDIARY" means any corporation, domestic or foreign, in which the Company owns, directly or indirectly, 50% or more of the voting shares.

                  2.10 "TERMINATION DATE" means the last day of each Offering Period.

         3. ELIGIBILITY.


                  3.1 Any Employee who (i) is regularly scheduled to work at least 20 hours per week, (ii) has been employed by the Company or one of its Designated Subsidiaries for at least 30 days prior to the Offering Date, and
(iii) is not designated as an on-call or temporary employee in the Company's payroll system shall be eligible to participate in the Plan, subject to the limitations imposed by Code Section 423(b). Further, individuals employed as interns or who provide services as independent contractors shall not be eligible to participate in the Plan.

                  3.2 Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if,

                           3.2.1 Immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Code Section

         424(d)) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary, or

                           3.2.2 The rate of withholding under such option would permit the employee's rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

                  3.3 For purposes of Paragraph 3.1, the Administrator shall grant credit for service with such entities as shall be acquired by or as shall become affiliated with the Company from time to time as provided in the applicable asset purchase, merger or similar agreement or as approved by the Company by resolution of the Board.

         4. OFFERINGS. The Plan shall be implemented by one or more offering periods of six months each (hereinafter referred to as an "Offering Period"). Unless otherwise determined by the Administrator, in its discretion, each Offering Periods shall commence on January 1st and July 1st of each year during the term of the Plan, with the first Offering Period commencing January 1, 1995, and ending June 30, 1995. No two Offering Periods shall run concurrently.

         5. PARTICIPATION.

                  5.1 An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company's Human Resources Department not less than 15 days prior to the applicable Offering Date, or such other date determined by the Administrator for all eligible Employees with respect to the Offering Period.

                  5.2 Payroll deductions for a participant shall commence with the first paycheck issued immediately after the Offering Date and shall terminate with the paycheck issued immediately prior to the Termination Date, unless terminated earlier as provided in Paragraph 10.

                  5.3 An eligible Employee who elects to participate in an Offering Period shall be deemed to have elected to participate in each subsequent Offering Period unless such participant elects to withdraw from the Plan as provided in Paragraph 10. In that event, such participant must complete a new subscription agreement and file such form with the Company's Human Resources Department not less than 15 days prior to the Offering Date for the Offering Period in which the participant wishes to participate, or such other date determined by the Administrator.

         6. PAYROLL DEDUCTIONS.

                  6.1 The participant shall designate in his or her subscription agreement designate a percentage of such participant's Compensation to be deducted during the Offering Period. Such percentage shall be at least one percent (1%) but not more than ten percent (10%) of the participant's Compensation to be paid during the Offering Period, or such other maximum percentage as the Administrator may establish from time to time; provided, that the participant's aggregate payroll deductions during the Offering Period shall not exceed ten percent (10%), or such other maximum percentage as may be determined by the Administrator, of the Compensation which the participant would otherwise have received during the Offering Period.

                  6.2 Unless the participant elects to withdraw as provided in Paragraph 10, the Company shall continue to withhold from the participant's Compensation the same percentage specified by the participant in the most recent enrollment form previously completed by the participant in all subsequent Offering Periods; provided, however, that the participant may, if he or she so chooses, increase, decrease or discontinue payroll deductions for any or all such subsequent Offering Periods by properly completing a new subscription agreement prior to the Offering Date for such subsequent Offering Period and delivering such form to the Company's Human Resource Department office by the date provided in Paragraph 5.1.

                  6.3 In the event that the participant's Compensation is, for any reason, increased or decreased during an Offering Period, so that the amount actually withheld on behalf of the participant as of the termination date of the Phase is different from the amount anticipated to be withheld as determined on the Offering Date, then the extent to which the participant may exercise his or her option shall be based on the amounts actually withheld on his or her behalf, subject to the limitations contained herein. In the event of a change in the pay period of any participant, such as from biweekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the participant.

                  6.4 All payroll deductions authorized by a participant shall be credited to the participant's account under the Plan. A participant may not make any additional payments into such account.

                  6.5 A participant may discontinue his or her participation in the Plan as provided in Paragraph 10, but may not decrease or increase the rate of his or her payroll deductions during the Offering Period.

         7. GRANT OF OPTION.

                  7.1 On each Offering Date, each participant shall be granted an option to purchase (at the option price) that number of whole shares of the Company's Common Stock determined by dividing the total payroll deductions to be accumulated for the participant during such Offering Period by ninety percent (90%) of the fair market value of a share of the Company's Common Stock at the Offering Date, subject to the limitations set forth in Paragraphs 3.2 and 12 hereof. The fair market value of a share of the Company's Common Stock shall be determined as provided in Paragraph 7.2 herein.

                  7.2 The option price per share shall be the lower of:

                           7.2.1 Ninety percent (90%) of the price for a share of the Company's Common Stock at the close of the regular trading session of the Nasdaq National Market, Nasdaq SmallCap Market or other established securities exchange as of the Offering Date; or

                           7.2.2 Ninety percent (90%) of the price for a share of the Company's Common Stock at the close of the regular trading session of the Nasdaq National Market, Nasdaq SmallCap Market or other established securities exchange as of the Termination Date.

In the event that the Offering Date or Termination Date is a Saturday, Sunday or holiday, the amounts determined under the foregoing subsections shall be determined using the price at the close of the regular trading session on the last preceding trading day. If the Company's Common Stock is not listed on the Nasdaq National Market, Nasdaq SmallCap Market or on an established securities exchange, then the option price shall equal the lower of (i) ninety percent (90%) of the fair market value of a share of the Company's Common Stock as of the Offering Date, or (ii) ninety percent (90%) of the fair market value of such stock as of the Termination Date. Such "fair market value" shall be determined by the Board, in its sole discretion by applying principles of valuation and such other factors the Board determines relevant.

         8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Paragraph 10, the participant's option shall be exercised automatically at the Termination Date, In no event shall the participant be allowed to exercise an option for more shares of Common Stock than can be purchased with the payroll deductions accumulated by the participant in his or her bookkeeping account during such Phase. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

         9. DELIVERY. As promptly as practicable after the Termination Date of the Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any accumulated payroll deductions remaining after the exercise of the participant's option shall be returned to the participant, without interest, as soon as administratively practicable after the Termination Date; provided, however, that the Company may, under rules of uniform application, retain such remaining amount in the participant's account and apply it toward the purchase of shares of Common Stock in the next succeeding Phase, unless the participant requests a withdrawal of such amount pursuant to Paragraph 10.

         10. WITHDRAWAL:  TERMINATION OF EMPLOYMENT.

                  10.1 A participant may withdraw all, but not less than all, the accumulated payroll deductions credited to his or her account under the Plan any time prior to the Termination Date by giving written notice to the Company on a form provided for such purpose. All of the accumulated payroll deductions credited to the participant's account will be paid to the participant as soon as practicable after receipt of his or her notice of withdrawal, the participant's option for the current Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period.

                  10.2 Upon termination of the participant's employment for any reason, including retirement or death, the accumulated payroll deductions credited to the participant's account will be returned to the participant as soon as practicable after such termination of employment or, in the case of the participant's death, to the person or persons entitled thereto under Paragraph 14, and the participant's option will be automatically canceled.

                  10.3 A participant's employment shall be deemed to have terminated on the date that the participant ceases to perform any services for the Company. Notwithstanding the foregoing, the participant shall not be deemed to have ceased to be an employee for purposes of the Plan until the 91st day of any bona fide leave of absence approved by the Company or a Designated Subsidiary (including, but not limited to, a layoff), unless the participant's right to reemployment is guaranteed either by statute or contract.

                  10.4 A participant's withdrawal from an Offering Period will not have any effect upon the participant's eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

         11. INTEREST. No interest shall accrue on the payroll deductions credited to the participant's account in the Plan.

         12. STOCK.

                  12.1 The maximum number of shares of the Company's Common Stock which shall be reserved for sale under the Plan shall be 700,000 shares, subject to further adjustment upon changes in capitalization of the Company as provided in Paragraph 18. The shares to be sold to participants in the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares which would otherwise be subject to options granted pursuant to Paragraph 7.1 hereof at the Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grants in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall return any excess funds accumulated in each participant's account as soon as practicable after the termination date of such offering period.

                  12.2 The participant shall have no rights as a shareholder with respect to any shares of Common Stock subject to the participant's option until the date of the issuance of a stock certificate evidencing such shares as provided in Paragraph 9. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Paragraph 18 hereof.

                  12.3 Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if the participant so directs by written notice to the Administrator prior to the Termination Date, in the names of the participant and his or her spouse as joint tenants with rights of survivorship, to the extent permitted by law.

         13. ADMINISTRATION. Except for those matters expressly reserved to the Board pursuant to any provision of the Plan, the Administrator shall have full responsibility for administration of the Plan, which responsibility shall include, but shall not be limited to, the following:

                  13.1 The Administrator shall, subject to the provisions of the Plan, establish, adopt and revise such rules and procedures for administering the Plan, and shall make all other determinations as it may deem necessary or advisable for the administration of the Plan;

                  13.2 The Administrator shall, subject to the provisions of the Plan, determine all terms and conditions that shall apply to the grant and exercise of options under this Plan, including, but not limited to, the number of shares of Common Stock that may be granted, the date of grant, the exercise price and the manner of exercise of an option. The Administrator may, in its discretion, consider the recommendations of the management of the Company when determining such terms and conditions;

                  13.3 The Administrator shall have the exclusive authority to interpret the provisions of the Plan, and each such interpretation or determination shall be conclusive and binding for all purposes and on all persons, including, but not limited to, the Company and its Subsidiaries, the shareholders of the Corporation and its Subsidiaries, the Administrator, the directors, officers and employees of the Corporation and its Subsidiaries, and the participants and the respective successors-in-interest of all of the foregoing; and

                  13.4 The Administrator shall keep minutes of its meetings or other written records of its decisions regarding the Plan and shall, upon requests, provide copies to the Board.

                  13.5 Members of the Board or the Committee who are eligible employees are permitted to participate in the Plan, provided that:

                           13.5.1 Members of the Board who are eligible to
participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan; and

                           13.5.2 No member of the Board who is eligible to
participate in the Plan may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of options pursuant to the Plan.

         14. DESIGNATION OF BENEFICIARY.

                  14.1 A participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the participant's account under the Plan in the event of such participant's death at a time when cash or shares are held for his account.

                  14.2 Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10.

         16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating employees semi-annually as soon as practicable following the Termination Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any. Each participant shall be provided, not less frequently than annually, with copies of the audited financial statements of the Company.

         18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

                  18.1 Subject to any required action by the shareholders of the Company, in the event of an increase or decrease in the number of outstanding shares of Common Stock or in the event the Common Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation by reason of a reorganization, merger, consolidation, divestiture (including a spin-off), liquidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Company, the Board (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in its sole discretion, shall adjust the number and kind of securities subject to and reserved under the Plan and, to prevent the dilution or enlargement of rights of those participants to whom options have been granted, shall adjust the number and kind of securities subject to such outstanding options and, where applicable, the exercise price per share for such securities; provided, however, that conversion of any convertible security of the Company shall not require such adjustment. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

                  18.2 In the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, divestiture (including a spin-off), liquidation, reclassification or extraordinary dividend (collectively referred to as a "transaction"), after which the Company is not the surviving corporation, the Board may, in its sole discretion, at the time of adoption of the plan for such transaction, provide for one or more of the following:
                           18.2.1 The acceleration of the exercisability of outstanding options granted at the Offering Date for the Offering Period then in effect, to the extent of the accumulated payroll deductions credited to each participant's account as of the date of such acceleration;

                           18.2.2 The complete termination of this Plan and a refund of amounts credited to the participants' accounts hereunder; or

                           18.2.3 The continuance of the Plan only with respect to completion of the then current Offering Period and the exercise of options thereunder. In the event of such continuance, participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

In the event of a transaction where the Company survives, then the Plan shall continue in effect, unless the Board takes one or more of the actions set forth above. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         19. AMENDMENT OR TERMINATION. The Plan may be terminated at any time by the Board of Directors, provided that, except as permitted in Paragraph 18.2 hereof, no such termination shall take effect with respect to any options then outstanding. The Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations; provided, however, no such amendment shall, without the consent of a participant, materially adversely affect or impair the right of a participant with respect to any outstanding option; and provided, further, that no such amendment shall:

                  19.1 Increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 18.1 herein);

                  19.2 Materially modify any requirements as to eligibility for participation in the Plan; or

                  19.3 Materially increase the benefits accruing to participants under the Plan;

without the approval of the Company's shareholders, if such approval is required for compliance with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations.

         20. NOTICES. All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. SHAREHOLDER APPROVAL. This Plan, as amended, was most recently approved by the shareholders of the Company at the annual shareholders' meeting held on May 16, 2001.

         22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option and if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         23. TERM. Unless terminated earlier pursuant to Paragraph 19, this Plan shall terminate on May 4, 2005, ten years after the date the Plan was adopted by the Board.

                           HEALTH FITNESS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                              Monday, May 13, 2002
                                    3:30 p.m.
                              3500 West 80th Street
                          Bloomington, Minnesota 55431
















HEALTH FITNESS CORPORATION
3500 WEST 80TH STREET, BLOOMINGTON, MN 55431                               PROXY
--------------------------------------------------------------------------------


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 13, 2002.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

The undersigned hereby appoints JAMES A. BERNARDS and MARK W. SHEFFERT, and each of them, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of Common Stock of Health Fitness Corporation registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company's corporate offices, 3500 West 80th Street, Bloomington, Minnesota, at 3:30 p.m. (Minneapolis time) on May 13, 2002, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.  Elect directors:    1 -- James A. Bernards      5 -- Mark W. Sheffert       [  ]  Vote FOR              [  ]  Vote WITHHELD
                        2 -- K. James Ehlen, M.D.   6 -- LindaHall Whitman            all nominees                from all nominees
                        3 -- Jerry V. Noyce         7 -- Rodney A. Young              (except as marked)
                        4 -- John C. Penn

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED                 ---------------------------------------------------
NOMINEE, WRITE THE NUMBER(s) OF THE NOMINEE(s) IN THE BOX PROVIDED
TO THE RIGHT).                                                                  ---------------------------------------------------


2.  Approve 300,000 share increase in number of shares reserved for 1995           [  ]  FOR     [  ] AGAINST     [  ] ABSTAIN
    Employee Stock Purchase Plan

3.  Ratify selection of Grant Thornton LLP as independent auditors                 [  ]  FOR     [  ] AGAINST     [  ] ABSTAIN

4. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof

              THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR,
              IF NO DIRECTION IS GIVEN WILL BE VOTED FOR EACH PROPOSAL.


Address Change?  Mark Box    [  ]                                               Date
Indicate changes below:                                                             -----------------------------------------------

                                                                                ---------------------------------------------------

                                                                                ---------------------------------------------------
                                                                                   Signature(s) in Box
                                                                                   PLEASE DATE AND SIGN ABOVE exactly as name
                                                                                   appears at the left indicating, where
                                                                                   appropriate, official position or representative
                                                                                   capacity. For stock held in joint tenancy, each
                                                                                   joint tenant should sign